SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            BAILEY CORPORATION

             (Name of Registrant as Specified In Its Charter)

                              NOT APPLICABLE

                (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

    * Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:




                            BAILEY CORPORATION
                            700 LAFAYETTE ROAD
                       SEABROOK, NEW HAMPSHIRE 03874

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON DECEMBER 14, 1995


TO THE STOCKHOLDERS OF BAILEY CORPORATION:

    The Annual Meeting of Stockholders of Bailey Corporation for the fiscal year ended July 30, 1995, will be held at the Hampshire Inn, located at the intersection of Routes 107 and Interstate I-95, Seabrook, New Hampshire, on Thursday, December 14, 1995, beginning at 10:30 a.m. (E.S.T.), for the following purposes:

    1. To elect directors;

    2. To consider and vote upon a Board of Directors proposal to amend the Company's Certificate of Incorporation to increase the authorized Common Stock to 40,000,000 shares; and

    3. To transact any other business which properly may be brought before the meeting.

    Stockholders of record at the close of business on November 10, 1995, are entitled to notice of and to vote at the meeting or any adjournment, continuation, or postponement thereof.

    You are cordially invited to attend the meeting. Regardless of whether you plan to attend the meeting, you are urged to complete, sign, and date the enclosed proxy and return it promptly.
                                            By order of the Board of Directors,

                                            ROGER R. PHILLIPS
                                            Secretary

Seabrook, New Hampshire
November 17, 1995

                          YOUR VOTE IS IMPORTANT

    TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.




                            BAILEY CORPORATION
                            700 LAFAYETTE ROAD
                       SEABROOK, NEW HAMPSHIRE 03874

                      ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON DECEMBER 14, 1995


                              GENERAL MATTERS

    This proxy statement (the "Proxy Statement") is being furnished in connection with the solicitation of proxies (the "Proxies") by the Board of Directors of Bailey Corporation (the "Company") for use at the Annual Meeting of Stockholders for the fiscal year ended July 30, 1995, to be held at the Hampshire Inn, located at the intersection of Routes 107 and Interstate I-95, Seabrook, New Hampshire, on Wednesday, December 14, 1995, beginning at 10:30 a.m. (E.S.T.), and at any adjournment, continuation, or postponement thereof.

    The Board of Directors of the Company unanimously recommends that the stockholders vote FOR each of the individuals referred to in this Proxy Statement as nominees for the Board of Directors and FOR the proposed amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock to 40,000,000 shares. The shares of Common Stock, par value $.10 per share ("Common Stock"), of the Company represented by Proxies will be voted as instructed on the Proxies and, in the absence of instructions, as set forth herein. A Proxy may be revoked by written notice delivered to the Secretary of the Company at any time prior to the commencement of the meeting, by the submission of another Proxy dated after the date of the Proxy initially submitted, or by a vote in person at the meeting. This Proxy Statement and the enclosed form of Proxy are being mailed to the stockholders of the Company on or about November 17, 1995.

    The Company will bear the cost of this solicitation of Proxies. In addition to solicitation by mail, officers and other employees of the Company may solicit Proxies in person or by telephone without compensation other than reimbursement for their actual expenses. Upon request, the Company will reimburse persons holding Common Stock in their names, or those of their nominees for the benefit of others, for their reasonable expenses in sending Proxy solicitation materials to such other persons.

                               VOTING RIGHTS

    Only the holders of Common Stock of record at the close of business on November 10, 1995, the record date for the meeting, will be entitled to notice and to vote at the meeting or any adjournment, continuation, or postponement thereof. On November 10, 1995, there were shares of Common Stock issued and outstanding which were held of record by stockholders. Each share of Common Stock is entitled to one vote. The presence at the meeting, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock as of November 10, 1995, is necessary to constitute a quorum at the meeting. The affirmative votes of the holders of a majority of the shares of Common Stock present at the meeting are required to elect directors and to transact any other business which properly may be brought before the meeting.

                     COMMON STOCK OWNERSHIP OF CERTAIN
                     BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 10, 1995, with respect to the Common Stock beneficially owned by (1) each person known by the Board of Directors to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each director of the Company and nominee for such position, and (3) all directors and officers of the Company as a group.


                                         NUMBER OF SHARES        PERCENTAGE OF
       NAME AND ADDRESS OF               OF COMMON STOCK           OUTSTANDING
       BENEFICIAL OWNER(1)            BENEFICIALLY OWNED(2)      COMMON STOCK(2)
Roger R. Phillips  ..............              522,041(4)             9.40%
  700 Lafayette Road
  Seabrook, New Hampshire 03874

William A. Taylor  ..............              377,648                7.02%
  232 Bridal Path Lane
  New Canaan, Connecticut 06840

Louis T. Enos  ..................              208,682(4)             3.79%
  700 Lafayette Road
  Seabrook, New Hampshire 03874

E Gordon Young  .................              192,083(4)             3.55%
  700 Lafayette Road
  Seabrook, New Hampshire 03874

John G. Owens  ..................              180,682(4)             3.34%
  700 Lafayette Road
  Seabrook, New Hampshire 03874

Allan B. Freedman  ..............              152,500(5)             2.81%
  Sutton Terrace Apartments,
  #410 50 Belmont Avenue
  Bala Cynwyd, Pennsylvania 19004

All directors and officers as a              1,822,136                30.47%
  group (10 persons)(3)

(1) Includes shares of Common Stock owned by the wives and minor children of the named individuals and shares of Common Stock held by custodians for the benefit of such minors, as to which beneficial ownership may be disclaimed.

(2) Includes options and warrants to purchase Common Stock exercisable within 60 days as specified in applicable rules under the Securities Exchange Act of 1934, as amended.

(3) Includes 59,500 shares of Common Stock issuable upon the exercise of currently exercisable options granted by the Company pursuant to the Amended and Restated 1986 Incentive Stock Option Plan. Also includes 12,500 shares of Common Stock issuable upon exercise of currently exercisable warrants issued to one director of the Company.

(4) Includes Common Stock held in self-directed pension and other accounts for the benefit of the named individual over which such individual holds voting or investment control.

(5) Includes currently  exercisable warrants to purchase 12,500 shares of Common
    Stock.



                  MATTERS TO BE ACTED UPON AT THE MEETING

                         I. ELECTION OF DIRECTORS

    The Bylaws of the Company provide for a Board of Directors consisting of a minimum of three and a maximum of seven directors. By resolutions adopted on August 24, 1995, the number of directors was fixed at six and the persons named below were designated as nominees for election as directors. All nominees have indicated in writing to the Company their willingness to be nominated and, if elected, to serve as directors:

                      Roger R. Phillips     John G. Owens
                      E Gordon Young        William A. Taylor
                      Allan B. Freedman     Louis T. Enos

    Each director will be elected to hold office until the Annual Meeting of Stockholders for the fiscal year ending July 28, 1996, and until his successor is elected and qualified.

    The shares of Common Stock represented by Proxies will be voted FOR the election of the foregoing nominees as directors in the absence of contrary instructions. If any nominee becomes unable or unwilling to accept such nomination and election, the shares of Common Stock represented by Proxies will be voted FOR the election of such other person, if any, as the Board of Directors of the Company may designate.

A. INFORMATION ABOUT NOMINEES FOR DIRECTOR

    The following table sets forth certain information concerning the nominees for election as directors:

                                        POSITIONS WITH THE COMPANY, BUSINESS
         NAME                           EXPERIENCE, AND RELATED INFORMATION
Roger R. Phillips                   Mr. Phillips,  age 65, has served in various
                                     management  capacities with the Company and
                                     Bailey   Manufacturing   Corporation  since
                                     1982. He has been a director and President,
                                     Chief Executive  Officer,  and Secretary of
                                     the  Company  since  1986 and has served as
                                     Chairman  of the Board of  Directors  since
                                     February 1991. Mr.  Phillips holds the same
                                     positions    with   Bailey    Manufacturing
                                     Corporation   ("BMC"),   a  wholly-   owned
                                     subsidiary of the Company.  Since June 1992
                                     Mr. Phillips has been a director,  Chairman
                                     of  the  Board  of  Directors,   and  Chief
                                     Executive Officer of Bailey  Transportation
                                     Products,  Inc.  ("BTP"),  a wholly-  owned
                                     subsidiary of the Company.

E Gordon Young                      Mr.   Young,   age  61,  has  held   various
                                     management  positions  with the Company and
                                     Bailey   Manufacturing   Corporation  since
                                     1982. He has been a director of the Company
                                     since 1986 and was Executive Vice President
                                     from  1989  to  1994.  He  holds  the  same
                                     positions  with BMC. Mr.  Young  previously
                                     was  Executive  Vice  President -- Research
                                     and Development of the Company from 1986 to
                                     1989. Mr. Young is also a director of BTP.

Allan B. Freedman                   Mr.  Freedman,  age 65, has been  associated
                                     with the Company and BMC since 1983. He has
                                     been a director of the  Company  since 1986
                                     and currently  serves as a director of BMC.
                                     Mr.   Freedman   served  as  Chairman   and
                                     Treasurer of Edward P. Dolbey & Co.,  Inc.,
                                     a  distributor  of optical  and  laboratory
                                     supplies,   until  1992.   Since  1992  Mr.
                                     Freedman has been a consultant  and private
                                     investor.

John G. Owens                       Mr.  Owens,  age 62,  has  served in various
                                     management   capacities  with  the  Company
                                     since  1986.  He has been a director of the
                                     Company since 1986 and currently  serves as
                                     a director  of BMC. He was  Executive  Vice
                                     President,   Chief  Operating  Officer  and
                                     Assistant  Secretary  of the  Company  from
                                     1986  to  1987.   Mr.   Owens  also  was  a
                                     director,   the   Chairman  of  the  Board,
                                     President,  and Chief Executive  Officer of
                                     Universal    Components   Corp.   and   its
                                     predecessor,       Douglas       Components
                                     Corporation,    an   industrial   equipment
                                     manufacturer from 1987 until 1994.

William A. Taylor                   Mr. Taylor, age 69, became Vice Chairman and
                                     Senior   Vice    President   --   Corporate
                                     Development  in fiscal  year  1994.  He has
                                     been  associated  with the  Company and BMC
                                     since 1983, has served as a director of the
                                     Company  since  1986  and  currently   also
                                     serves as a director  of BTP.  His  primary
                                     responsibility     has     involved     the
                                     identification  and  analysis of  potential
                                     acquisition   opportunities  including  the
                                     acquisition  of the assets and  business of
                                     TransPlastics,  Inc.,  in  June  1992  (the
                                     "Conneaut  Acquisition"),  the  assets  and
                                     business   of   Contour   Technologies,   a
                                     division  of The  Boler  Company.,  in July
                                     1993 (the "Contour  Acquisition"),  and the
                                     assets and business of  Premix/E.M.S.  Inc.
                                     in    August    1994    (the    "Premix/EMS
                                     Acquisition").

Louis T. Enos                       Mr. Enos, age 58, has been  associated  with
                                     the   Company  and  BMC  since  1982  as  a
                                     shareholder and  consultant.  He has been a
                                     director  of the  Company  since  1991  and
                                     currently serves as a director of BMC. From
                                     January  1990  through   January  1993,  he
                                     served  as  Executive   Vice  President  of
                                     Universal  Components  Corp., an industrial
                                     equipment  manufacturer.  Mr.  Enos  was  a
                                     management consultant and Vice President of
                                     Exeter Consulting Group from 1989 to 1995.




B. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    CASH COMPENSATION

    The following table sets forth the cash compensation paid directly and indirectly by the Company for services in all capacities rendered in fiscal years 1993, 1994, and 1995 to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers"):



                        SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION(1)
                                                                 LONG-TERM
                                                               COMPENSATION
  NAME AND PRINCIPAL     FISCAL                                AWARDS/STOCK          ALL OTHER
     POSITION(2)          YEAR      SALARY        BONUS      OPTIONS (SHARES)     COMPENSATION(3)
Roger R. Phillips ....   1995     $240,000.00       --              --          Use of leased auto
  Chief Executive Of-    1994     $244,000.00       --            100,000       Use of leased auto
  ficer, Chairman of                                          share option(4)
  the Board President,   1993     $144,000.00       --              --          Use of leased auto
  and Secretary

Leonard J. Heilman ...   1995     $150,000.00   $20,000.00        45,000          Auto allowance
  Executive Vice Pres-                                       share options(5)
  ident -- Finance and   1994     $150,000.00   $67,000.00          --            Auto allowance
  Administration,        1993     $104,000.00       --             7,500               None
  Chief Financial Of-                                         share option(6)
  ficer, Treasurer,
  and Assistant Secre-
  tary

Dennis G. Walters ....   1995     $150,000.00   $20,000.00        40,000        Use of leased auto
  Executive Vice Pres-                                        share option(7)
  ident -- Bailey Man-   1994     $150,000.00   $ 9,750.00          --          Use of leased auto
  ufacturing Division    1993     $114,000.00   $35,000.00         5,000        Use of leased auto
                                                              share option(6)

Phillip J. Kusky  ....   1995       $150,000        --            30,000        Use of leased auto
  Executive Vice Pres-                                        share option(8)
  ident and Chief Op-    1994         N/A           N/A             N/A                 N/A
  erating Officer        1993         N/A           N/A             N/A                 N/A

William A. Taylor  ...   1995     $144,000.00       --              --            Auto allowance
  Vice Chairman and      1994     $144,000.00       --            50,000          Auto allowance
  Senior Vice Presi-                                          share option(9)
  dent -- Corporate      1993         N/A           N/A             N/A                 N/A
  Development

(1) Compensation deferred at election of executive must be included in category and fiscal year in which earned.

(2) Includes Chief Executive Officer and the four most highly compensated executives whose salary and bonus exceed $100,000.

(3) Includes (a) perquisites; (b) payments of above-market or preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; and (e) preferential discounts on stock.

(4) Grant on August 25,  1993 of options to  purchase  100,000  shares of Common
    Stock at an exercise price of $11.00 per share, exercisable for 25,000 shares on or after the date the exercise price is set, and for an additional
    25,000  shares on each of October 1, 1994,  October 1, 1995,  and October 1,
    1996.

(5) Includes:  (a) Grant on November 2, 1994,  pursuant to the Company's Amended and Restated 1986 Incentive Stock Option Plan, of options to purchase 10,000 shares of Common Stock at an exercise price of $7.18 per share,  exercisable for 2,500 shares on or after November 2, 1994,  and for an additional  2,500 shares on each of November 2, 1995,  November 2, 1996 and  November 2, 1997;
    and (b) Grant on November 2, 1994 of options to  purchase  35,000  shares of
    Common Stock at an exercise price of $7.18 per share,  exercisable for 8,750 shares on or after November 2, 1994,  and for an additional  8,750 shares on each of November 2, 1995, November 2, 1996 and November 2, 1997.

(6) Grant pursuant to the Company's  Amended and Restated 1986  Incentive  Stock
    Option Plan, exercisable immediately for 25% of the number of shares listed, and for an additional 25% of that number each of the following three years, at an exercise price of $5.875 per share.

(7) Grant on  November 2, 1994 of options to  purchase  40,000  shares of Common
    Stock at an exercise price of $7.18 per share, exercisable for 10,000 shares on or after November 2, 1994, and for an additional 10,000 shares on each of November 2, 1995, November 2, 1996 and November 2, 1997.

(8) Grant on  November 2, 1994 of options to  purchase  30,000  shares of Common
    Stock at an exercise price of $7.18 per share, exercisable for 7,500 shares on or after November 2, 1994, and for an additional 7,500 shares on each of November 2, 1995, November 2, 1996 and November 2, 1997.

(9) Grant on March 1, 1994, of options to purchase 50,000 shares of Common Stock at an exercise price of $6.125 per share,  exercisable  for 12,500 shares on or after the date the exercise  price is set, and for an  additional  12,500 shares on each of March 1, 1995, March 1, 1996, and March 1, 1997.


    EMPLOYMENT AGREEMENTS

    Phillips Employment and Option Agreements. On February 18, 1994, the Company entered into an Employment Agreement (the "Phillips Employment Agreement") with Roger R. Phillips. Under the terms of the Phillips Employment Agreement, Mr. Phillips will serve as President and Chief Executive Officer of the Company for a three-year period at a base salary of $240,000 annually, together with certain other benefits, subject to termination by the Company for cause. In addition, pursuant to an Option Agreement dated as of September 1, 1993, between the Company and Mr. Phillips (the "Phillips Option Agreement"), Mr. Phillips was granted options to purchase 100,000 shares of Common Stock, exercisable as follows: 25,000 shares on or after the date the exercise price is set, and an additional 25,000 shares on or after each of October 1, 1994, October 1, 1995, and October 1, 1996 (each, a "Vesting Date"). The options are exercisable at $11.00 per share. The options expire on the fifth anniversary of their applicable Vesting Date. As of October 26, 1994, Mr. Phillips had exercised none of the options granted under the Phillips Option Agreement. The market price of the Company's Common Stock was $11.00 on August 23, 1993, the date on which the options were granted to Mr. Phillips. In conjunction with the options, Mr. Phillips was given certain short-form demand and piggyback registration rights.

    Taylor Employment and Option Agreement. On February 18, 1994, the Company entered into an Employment Agreement (the "Taylor Employment Agreement") with William A. Taylor. Under the terms of the Taylor Employment Agreement, Mr. Taylor will serve as Senior Vice President of the Company for a three-year period at a base salary of $144,000 annually, together with certain other benefits, subject to termination by the Company for cause. In addition, pursuant to an Option Agreement dated as of November 1, 1993, between the Company and Mr. Taylor (the "Taylor Option Agreement"), the Company agreed, provided that Mr. Taylor was in the Company's employ on March 1, 1994, to grant Mr. Taylor options to purchase 50,000 shares of Common Stock, exercisable as follows: 12,500 shares on or after the date the exercise price is set, and an additional 12,500 shares on or after each of March 1, 1995, March 1, 1996, and March 1, 1997 (each, a "Vesting Date"). The options are exercisable at $6.125 per share. The options expire on the fifth anniversary of their applicable Vesting Date. As of October 26, 1994, Mr. Taylor had exercised none of the options granted under the Taylor Option Agreement. The market price of the Company's Common Stock was $13.375 on March 1, 1994, the date on which the options were granted to Mr. Taylor. In conjunction with the options, Mr. Taylor was given certain short-form demand and piggyback registration rights.

    COMPENSATION PURSUANT TO PLANS

    Incentive Stock Option Plan. The Company has established the Amended and Restated 1986 Incentive Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan, executive officers and other key employees of the Company are eligible to receive options to purchase shares of Common Stock. There are 200,000 shares of Common Stock reserved for issuance under the Stock Option Plan. The options are intended to be "incentive stock options" within the meaning of the Internal Revenue Code of 1986, as amended. The exercise price per share may not be less than the fair market value of the Common Stock at the time the option is granted; provided, however, that if an optionee owns more than 10% of the outstanding shares of Common Stock at the time the option is granted, the option price may not be less than 110% of the fair market value of the Common Stock at the time of the grant. The Executive Compensation and Stock Option Committee decides upon the employees to whom options are to be granted, the number of shares, and the other terms of the options to be granted based upon the employee's position, his duties and responsibilities, and other factors.

    During fiscal year 1995, the Company granted options for 10,000 shares of Common Stock under the Stock Option Plan. As of July 30, 1995, 70,525 such options were exercised. The following table shows the number of shares of Common Stock subject to unexercised options held by certain eligible executive officers of the Company and all eligible executive officers as a group and the average exercise price per share of such options:


                                                              ELIGIBLE EXECUTIVE
                             LEONARD J.       DENNIS G.         OFFICERS AS A
                              HEILMAN          WALTERS        GROUP (2 PERSONS)
Number of shares cov-
  ered by unexercised
  options at July 30,
  1995                          37,500          27,000             64,500
Average option exer-
  cise price per share           $3.78           $2.09              $3.07

    Pension Plans. The Company, through its wholly-owned subsidiary, BMC, has established qualified, non-contributory, defined benefit plans (the "Pension Plans") covering substantially all of its full-time employees (the "Salaried Pension Plan") and hourly employees (the "Hourly Pension Plan"). The benefits under the Hourly Pension Plan are subject to collective bargaining. The Pension Plans generally provide for the Company to make monthly payments to covered employees upon their retirement at age 65; however, they also provide for the payment of benefits upon early retirement. The payments are based on the employee's years of credited service with the Company and average annual compensation for the highest five consecutive years of the final ten years prior to retirement. For the purposes of the Pension Plans, the Company's employees who previously were employed by USM Corporation ("USM") generally are credited with their years of service with USM; however, the benefits payable to these employees under the Pension Plans are reduced by any amounts that they receive from USM under its pension plans with respect to their prior service. The maximum benefits payable under the Pension Plans are limited to $90,000 under the Internal Revenue Code of 1986, as amended. The Company makes annual contributions to the Pension Plans determined on an actuarial basis. The Company also bears the expenses of administering the Pension Plans.

    The following table sets forth the estimated annual retirement benefits payable by the Company under the Salaried Pension Plan to an employee who retires at age 65 based on the greater of (a) 1.5% of the five-year average compensation less 1.43% Social Security Benefits, or (b) 1% of the five-year average compensation, in each case multiplied by the employee's years of credited service with the Company, not to exceed 35 years.

                                     YEARS OF CREDITED SERVICE
      ANNUAL
   COMPENSATION      10 YEARS    15 YEARS     20 YEARS    25 YEARS     30 YEARS
$ 50,000              $ 5,230     $ 7,845      $10,460     $13,075      $15,690
  75,000                8,355      12,533       16,710      20,888       25,065
 100,000               11,480      17,220       22,960      28,700       34,440
 125,000               14,605      21,908       29,210      36,513       43,815
 150,000               17,730      26,595       35,460      44,325       53,190

    For vesting and benefit accrual purposes under the Salaried Pension Plan, the years of credited service with the Company of the covered persons named in the table under "Cash Compensation" herein as of December 31, 1992, were as follows: Roger R. Phillips -- four years; E Gordon Young -- nine years; and Dennis G. Walters -- 26 years. Leonard J. Heilman does not participate in the Salaried Pension Plan.

    On December 31, 1992, the Salaried Pension Plan was frozen and no further service liability will accrue thereunder. Effective January 1, 1993, a contributory 401k plan for salaried employees was established whereby eligible employees may contribute up to 10% of their salary, with a dollar-for-dollar match by the Company of up to 2% of an employee's salary.

    Pension Plan Obligations Assumed as a Result of the Premix/EMS Acquisition. As a result of the Premix/EMS Acquisition, the Company adopted certain tax qualified retirement plans covering the former employees of Premix/E.M.S. Inc. The three defined benefit plans adopted by the Company include the Salaried Plan covering non-hourly, non-bargaining employees (the "Premix/EMS Salaried Pension Plan"); the Hourly Employees' Retirement Plan covering collective bargaining unit employees at the Lancaster, Ohio facility (the "Lancaster Hourly Pension Plan"); and the Hartford City Hourly Employees' Retirement Plan covering hourly employees at the Hartford City, Indiana facility (the "Hartford City Hourly Pension Plan"). The Premix/EMS Salaried Pension Plan, the Lancaster Hourly
Pension Plan, and the Hartford City Hourly Pension Plan (collectively, the "Premix/EMS Plans") call for the Company to make contributions not less than the minimum amounts required under the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Premix/EMS Plans also provide for payment of benefits upon early retirement, disability, or death. Employees become fully vested in the respective Premix/EMS Plans after five years of service.

    The Premix/EMS Salaried Pension Plan provides a benefit at age 65 of 50% of the five-year average compensation, less 50% of Social Security, reduced proportionately for employees with less than 30 years of service. The following table sets forth the estimated annual retirement benefits payable under the Premix/EMS Salaried Pension Plan to an employee who retires at age 65.


                                     YEARS OF CREDITED SERVICE
      ANNUAL
   COMPENSATION      10 YEARS    15 YEARS     20 YEARS    25 YEARS     30 YEARS
$ 50,000              $ 6,159     $ 9,239      $12,318     $15,398      $18,478
  75,000               10,205      15,307       20,409      25,511       30,614
 100,000               14,371      21,557       28,742      35,928       43,114
 125,000               18,538      27,807       37,076      46,345       55,614
 150,000               22,705      34,057       45,409      56,761       68,114

    The Lancaster Hourly Pension Plan provides a monthly benefit at age 65 of $13.50 for each year of service to a maximum of 35 years of service.

    The Hartford City Hourly Pension Plan provides a monthly benefit at age 65 of $10.00 for each year of service to a maximum of 30 years of service.

    In addition to the defined benefit plans, the Company adopted the Employees' Deferred Savings and Supplemental Retirement Plan, a 401(k) Plan covering the former employees of Premix/E.M.S. Inc. (the "Premix/EMS 401(k) Plan"). Under the Premix/EMS 401(k) Plan, employees may contribute up to 15% of compensation and receive a Company matching contribution of $.10 for each $1.00 contributed by the employee. Employees are 100% vested in Company matching contributions under the Premix/EMS 401(k) Plan.

    INSIDER PARTICIPATION IN COMPENSATION DECISIONS

    John G. Owens, a member of the Compensation Committee of the Board of Directors, was Executive Vice President, Chief Operating Officer, and Assistant Secretary of the Company from 1986 to 1987.

    Louis T. Enos, a member of the Compensation Committee, has been associated with the Company since 1982 as a shareholder and consultant.

REPORT OF THE COMPENSATION COMMITTEE

    The Executive Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") is composed of three independent, disinterested directors who are not employees of the Company, Messrs. Freedman, Owens and Enos. The Compensation Committee regularly reviews and approves all compensation and fringe benefit programs of the Company and also reviews and makes recommendations to the Board of Directors concerning the actual compensation of the Named Executive Officers as well as stock option grants to employees. All actions taken by the Compensation Committee are reported to and approved by the Board of Directors, as a whole. The Compensation Committee reviews and administers the Company's Stock Option Plan.

    The Compensation Committee uses base salary and, in certain instances, bonuses, for Named Executive Officers to enhance short term profitability and stockholder value and uses stock options to enhance long term growth and profitability, return on equity and stockholder value. The Compensation Committee periodically reviews the Company's performance and the performance of the individual Named Executive Officers. In this process, the members of the Compensation Committee individually meet and discuss the performance of the Company and the Named Executive Officers with the Chief Executive Officer of the Company. The Compensation Committee then meets in executive session to review and discuss the performance of all the Named Executive Officers including the Chief Executive Officer. The Compensation Committee then makes its recommendations to the Board of Directors.

    In evaluating the performance of the Chief Executive Officer the Compensation Committee takes note of the Company's sales and net income, as well as accomplishments with regard to the Company's strategic objectives, including, among other things, the historical growth of the Company and the increase in its value over the past several years.
                                            Allan B. Freedman
                                            John G. Owens
                                            Louis T. Enos

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the change in the cumulative total stockholder return on the Company's Common Stock against the change in the cumulative total return of the NASDAQ Composite Index and the Standard and Poors 500 Index for the period of five fiscal years ending July 30, 1995.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
             AMONG BAILEY CORPORATION, NASDAQ COMPOSITE INDEX
                             AND S&P 500 INDEX


                     1990    1991    1992     1993     1994    1995
Bailey               $100    $144    $688    $1,100    $613    $500
S&P 500              $100    $109    $119      $126    $129    $158
NASDAQ               $100    $115    $133      $161    $165    $229

* Assumes the value of the investment in Bailey Corporation and each index was $100 on July 30, 1990. No dividends were paid.

DIRECTORS' COMPENSATION

    Compensation of directors by the Company is as follows: non-employee directors receive annual fees of $15,000, plus $1,000 for each meeting of the Board of Directors attended and $750 for each meeting of a committee of the Board of Directors attended; directors who are full-time employees of the Company are not compensated for serving as directors. The Company uses the consulting services of certain non-employee directors at a per diem rate of compensation deemed reasonable by the Company given the nature of such services. Compensation for consulting services paid by the Company to non-employee directors was as follows: Louis T. Enos: $180,000.00; Allan B. Freedman:
$33,000.00; E Gordon Young: $37,500.00; and John G. Owens: $37,500.00.

C. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Convertible Debenture Offering. As part of the purchase price paid in connection with the Premix/EMS Acquisition, the Company issued in favor of Premix/E.M.S. Inc. a five-year debenture in principal amount of $9,000,000, bearing interest at a fixed rate of eight percent per annum, and convertible on or after July 31, 1995, into 900,000 shares of Common Stock at a conversion price of $10.00 per share.

    Subordinated Debenture Offering. As a part of the financing for the Conneaut Acquisition, the Company issued an aggregate of $400,000 in principal amount of debentures (the "Series A Debentures") bearing 11% annual interest and due on June 26, 1996, and warrants to purchase 62,500 shares of Common Stock (the "Warrants") pursuant to a Subordinated Debenture and Warrant Purchase Agreement (the "Debenture and Warrant Agreement") to the following investors in the following principal amounts: Allan B. Freedman, $50,000; Anthony A. Martino,
$200,000; Orion Group Money Purchase Pension Plan FBO Roger R. Phillips, $100,000; and William A. Taylor, $50,000. Under the Debenture and Warrant Agreement, Allan B. Freedman and Anthony A. Martino also acquired non-transferable Warrants to purchase 12,500 and 50,000 shares of Common Stock, respectively. The Series A Debentures were retired in the first quarter of fiscal year 1994 in accordance with their terms; the Warrants remain outstanding.

    The Warrants are exercisable at any time prior to June 25, 1997, at an option price of $6.00 per share. Each holder of Warrants has the right to demand registration of the shares underlying the Warrants once at any time after June 26, 1993.

    Mr. Phillips is Chairman of the Board, President, Chief Executive Officer and Secretary, and a director of the Company; Mr. Taylor is Vice Chairman, Senior Vice President -- Corporate Development, and a director of the Company; Mr. Martino is President, Chief Administrative Officer, and a director of BTP; and Mr. Freedman is a director of the Company.

    The Company also issued an aggregate of $150,000 in principal amount of debentures (the "Series B Debentures") bearing 12.5% interest and due on June 26, 1996, under a Subordinated Debenture Purchase Agreement to Louis T. Enos, John G. Owens, and E Gordon Young, each in the principal amount of $50,000. The Series B Debentures were retired in the first quarter of fiscal year 1994 in accordance with their terms.

    Mr. Young is a director of the Company and until April 1994 was Executive Vice President of the Company; Messrs. Enos and Owens are directors of the Company.

    Equipment Leases. The Company entered into three sale/leaseback transactions with Mr. Martino involving three separate injection molding machines whereby the Company and BMC sold the machines to Mr. Martino for $90,000, $90,000, and $75,000, respectively, and Mr. Martino in each case subsequently leased the machines to BTP for noncancellable 60-month terms at $1,955, $1,978, and $1,630 per month, respectively. At the end of the lease term, BTP has the option to purchase the machines for a nominal amount.

D. CERTAIN INFORMATION AS TO THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company (the "Board") held 12 meetings in fiscal 1995. All directors attended at least 75% of the meetings held by the Board and all committees thereof on which they served in fiscal 1994.

    The Board has an Audit Committee consisting of Messrs. Freedman, Owens, and Enos. The Audit Committee, which met two times in fiscal 1995, is responsible for reviewing the independent audit of the Company by its independent public accountants.

    The Board has a Compensation Committee consisting of Messrs. Freedman, Owens, and Enos. The Compensation Committee, which met three times in fiscal 1995, is charged with reviewing the compensation paid to senior management of the Company, including the bonuses, stock options and other incentive payments, if any, to be made under the Company's benefit plans.

    The Board does not have a nominating committee; nominations of officers are made by the Board. The Board will consider any such nominee suggested by stockholders of the Company.

E. REPORTS OF BENEFICIAL OWNERSHIP

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors, and beneficial owners of more than 10% of the equity of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Phillip J. Kusky became Chief Operating Officer of the Company on June 25, 1995. He neglected to file Form 3 at that time. However, this failure has been corrected in the intervening period. Mr. Kusky has had no transactions in the stock of the Company.

    To the Company's knowledge, based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required during the two fiscal years ended July 30, 1995, the officers, directors, and beneficial owners of more than 10% of the equity of the Company complied with all applicable Section 16(a) filing requirements.

            II. INCREASE IN COMPANY'S AUTHORIZED COMMON STOCK

    Article 4 of the Company's Certificate of Incorporation (as amended) currently authorizes the Company to issue up to 20,000,000 shares of Common Stock, $.10 par value per share.

    As of November 1, 1995, there were 5,393,558 shares of Common Stock issued, of which 5,353,558 shares were outstanding and 40,000 shares were held in the Company's treasury. In addition, 129,475 shares are reserved for issuance under the Company's Amended and Restated 1986 Incentive Stock Option Plan, 1,250,000 shares are reserved for issuance upon exercise of non-qualified stock options granted to certain of the Executive Officers, 900,000 shares are reserved for issuance upon conversion of outstanding debentures, and 62,500 shares are reserved for issuance upon exercise of warrants issued to Messrs. Allan B. Freedman and Anthony A. Martino. Finally, in connection with a Stockholder Rights Plan adopted by the Company on September 28, 1995, the Company declared a distribution of one Right per share of Common Stock on all outstanding shares. Although the Rights are not currently exercisable, in the event that they do become exercisable, they will entitle the holder to purchase from the Company one share of Common Stock at a fixed purchase price and, under certain circumstances, that number of shares of Common Stock having a market value of twice the purchase price. Consequently, in order to provide for the event that the Stockholder Rights Plan is activated, it is advisable that the Company reserve at least one share of Common Stock for each share currently outstanding and each share issued hereafter.

    Because of the limited number of shares of Common Stock available to be issued, the Board of Directors has declared it advisable that the Certificate of Incorporation of Bailey Corporation, as amended, be further amended, subject to approval by the stockholders, to increase the authorized Common Stock from 20,000,000 to 40,000,000 shares. The Board recommends that the stockholders approve the amendment of subparagraph (a) of Article FOURTH of the Company's Certificate of Incorporation so that, as amended, it shall read as follows:

    "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is as follows: (a) Forty Million shares of common stock ("Common Stock"), $.10 par value per share. The holders of Common Stock shall be entitled to one vote for each share of stock and they shall not have cumulative voting rights or any preemptive rights."

    The additional shares of Common Stock would become part of the existing class of Common Stock, and the additional shares, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no preemptive rights or cumulative voting rights relating to the Common Stock. If the proposed amendment is approved by the Stockholders, it will become effective upon filing and recording a Certificate of Amendment as required by the General Corporation Law of Delaware.

    Although the Company has no present plans, agreements, or understandings regarding the issuance of the proposed additional shares, the Board of Directors believes that adoption of the amendment is advisable because it will provide the Company with greater flexibility in connection with possible future financing transactions, acquisitions of other companies or business properties, stock dividends or splits, employee benefit plans, and other proper corporate purposes. Moreover, having such additional authorized shares available will give the corporation the ability to issue shares without the expense and delay of a special meeting of stockholders. Such a delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's shares. Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purposes, and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

    Since the issuance of additional shares of Common Stock, other than on a pro rata basis to all current stockholders, would dilute the ownership interest of a person seeking to obtain control of the Company, such issuance could be used to discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to accumulate Common Stock or obtain control of the Company that would trigger the Stockholder Rights Plan, and has no present intention to use the additional authorized shares to deter a change in control.

    The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is needed to approve the proposed amendment of the Company's Certificate of Incorporation. Shares of Common Stock held by the Company as treasury shares cannot be voted.

    The shares of Common Stock represented by Proxies will be voted FOR the proposal to amend the Company's Certificate of Incorporation, as set forth above, in the absence of contrary instructions.

              III. OTHER MATTERS TO COME BEFORE THE MEETING

    The Board is not aware of any matter to be presented to the meeting other than as described above. If any other matters properly come before the meeting, it is intended that the shares of Common Stock represented by Proxies will be voted at the discretion of the Proxy holders in accordance with their best judgment.

                          INDEPENDENT ACCOUNTANTS

    KPMG Peat Marwick LLP has been selected as the Company's independent public accountants for the fiscal year ending July 28, 1996. It is expected that representatives of KPMG Peat Marwick LLP, the Company's independent public accountants, will be present at the meeting to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                               MISCELLANEOUS

    Accompanying this Proxy Statement is a copy of the Annual Report to Stockholders of the Company for the fiscal year ended July 30, 1995. The Annual Report to Stockholders is not to be regarded as proxy soliciting material.

    THE  COMPANY  WILL  SUPPLY FREE OF CHARGE TO ANY  STOCKHOLDER  UPON  WRITTEN
REQUEST THEREFOR, A COPY OF THE ANNUAL REPORT ON FORM 10-K OF THE COMPANY (EXCLUDING EXHIBITS) FOR THE FISCAL YEAR ENDED JULY 30, 1995. SUCH REQUEST MUST BE ADDRESSED TO BAILEY CORPORATION, P.O. BOX 307, 700 LAFAYETTE ROAD, SEABROOK, NEW HAMPSHIRE 03874, ATTN: OFFICE OF STOCKHOLDER RELATIONS.

                           STOCKHOLDER PROPOSALS

    Under the rules of the Securities and Exchange Commission, any proposal by a stockholder of the Company intended to be presented at the Annual Meeting of Stockholders for the fiscal year ending July 28, 1996, must be received by the Company at 700 Lafayette Road, Seabrook, New Hampshire 03874, by the close of business on July 20, 1996; however, if the date of such meeting is changed by more than 30 calendar days from December 14, 1996, the Company will receive stockholder proposals a reasonable time before the solicitation is made. It is suggested that a stockholder submit any proposal by certified mail -- return receipt requested.
                                            ROGER R. PHILLIPS
                                            President

November 17, 1995





                           BAILEY CORPORATION

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Roger R. Phillips and Leonard J. Heilman and each of them as Proxies of the undersigned, each with the power to appoint a substitute, and hereby authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders to be held on December 14, 1995, or any adjournment thereof, and there to vote all the shares of Bailey Corporation held of record by the undersigned on November 10, 1995, as directed on the reverse side hereof. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND IN FAVOR OF INCREASING THE AUTHORIZED COMMON STOCK OF THE COMPANY. If any nominee for director is unable or unwilling to serve, the shares represented hereby will be voted for another person in accordance with the judgment of the Proxies named herein.

    In addition, in their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

                   PLEASE VOTE AND SIGN ON OTHER SIDE AND
                    RETURN PROMPTLY IN ENCLOSED ENVELOPE.

    Please sign this proxy card exactly as your name or names appear hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                        DO YOU HAVE ANY COMMENTS?

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

For   Withhold    For All Except                 For   Against   Abstain

1.) Election of Directors.                  2.) Increase of Authorized Common
                                                Stock to 40,000,000 Shares

ROGER R. PHILLIPS, E GORDON YOUNG, ALLAN B. FREEDMAN,
JOHN G. OWENS, WILLIAM A. TAYLOR AND LOUIS T. ENOS

Instruction: To withhold authority to
vote for any nominee, mark the "For All
Except" box and draw a line through the
name of the nominee in the list above.

RECORD DATE SHARES:

                                                        BAILEY
                                                      CORPORATION


Please be sure to sign and date         Mark box at right if comments or address
this Proxy.   Date                      change have been noted on the reverse
                                        side of this card. [ ]

Stockholder sign here  Co-owner sign here

DETACH CARD                                                        DETACH CARD



                            BAILEY CORPORATION
Dear Stockholder:

    Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

    Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

    Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

    Your vote must be received prior to the Annual Meeting of Stockholders, December 14, 1995.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Bailey Corporation